 Exhibit 10.1

AMENDMENT TO PROMISSORY NOTES

This AMENDMENT TO PROMISSORY NOTES (this “Amendment”) is made effective as of the 27th day of December, 2012, between Israel Growth Partners Acquisition Corp., a Delaware corporation (the “Company”), and Moorland Lane Partners, LLC, a Delaware limited liability company (“Moorland”). All capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Notes (as defined herein).

Recitals

A.          On December 27, 2010, the Company issued a promissory note to Moorland in the principal amount of $35,000 (the “First 2010 Note”), which First 2010 Note has a maturity date of December 27, 2012 (the “First 2010 Note Maturity Date”).

B.           On July 1, 2010, the Company issued a promissory note to Moorland in the principal amount of $50,000 (the “Original Second 2010 Note”), which Original Second 2010 Note had a maturity date of July 1, 2011 (the “Original Second 2010 Note Maturity Date”).

C.           On December 14, 2011, the Company and Moorland entered into the First Amendment to Promissory Note with respect to the Original Second 2010 Note pursuant to which the Original Second 2010 Note Maturity Date was extended to July 1, 2012 (the “First Amendment”).

D.           On August 21, 2012, the Company and Moorland entered into the Second Amendment to Promissory Note with respect to the Original Second 2010 Note (the “Second Amendment”) pursuant to which the Original Second 2010 Note Maturity Date was further extended to March 1, 2013 (the “Second 2010 Note Maturity Date” and together with the First 2010 Note Maturity Date, the “Maturity Dates”).

E.           The Original Second 2010 Note, as amended by the First Amendment and the Second Amendment, is referred to herein as the “Second 2010 Note,” and the Second 2010 Note and the First 2010 Note are together referred to herein as the “Notes”.

F.           The Company and Moorland desire to amend the terms of the Notes as set forth herein.

NOW, THEREFORE, the Company and Moorland hereby agree as follows:

1.          Maturity Dates. The respective Maturity Dates of each the Notes is hereby extended to June 30, 2013.

2.          Waiver. Moorland hereby unconditionally and irrevocably waives any Event of Default that may have arisen under either of the Notes as a result of the failure by the Company to repay the principal and accrued interest on the Notes on or prior to the First 2010 Note Maturity Date or the Second 2010 Note Maturity Date, respectively. The foregoing waiver shall not be deemed to be a waiver by Moorland of any other covenant, condition or obligation on the part of the Company under the Notes, except as set forth in this paragraph.

3.          Amendment. Except as modified herein, the Notes are and shall remain in full force and effect in accordance with its terms.

4.          Counterparts. This Amendment may be executed in counterparts, including by facsimile or PDF, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

ISRAEL GROWTH PARTNERS
ACQUISITION CORP.

By:	/s/ Craig Samuels
Name:	Craig Samuels
Title:	President and Chief Executive Officer

MOORLAND LANE PARTNERS, LLC

By:	/s/ Mitchell Metzman
Name:	Mitchell Metzman
Title:	Partner

Signature Page to Amendment to Promissory Notes